ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 27th day of January 1998 among OLAJUWON HOLDINGS, INC., a Texas corporation ("Buyer"); AKINOLA OLAJUWON ("Shareholder"); and DENAMERICA CORP., a Georgia corporation ("Seller").

         A. Seller conducts the business of the ownership and operation of restaurants, including, but not limited to, those 68 restaurants, some of which are operated under the name "Denny's" that are more particularly described on Schedule A hereto (the "Restaurants").

         B. Shareholder is the sole shareholder and is a director and officer of Buyer.

         C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Restaurants and certain of the assets associated with the Restaurants, on an "as is" basis, and Buyer desires to assume certain of Seller's liabilities associated with the Restaurants, all upon the terms and conditions set forth in this Agreement.

         D. Shareholder desires to cause Buyer to perform its obligations under this Agreement and to make certain representations to Seller in connection with the transactions contemplated by this Agreement.

         E. To induce Seller to enter into this Agreement, and as a condition precedent to Seller's obligations hereunder, Seller requires Shareholder to guaranty payment in full by Buyer of the Promissory Note and Negative Working Capital Note (as both terms are defined below).

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  Section 1.        Sale and Purchase.

                           1.1 Assets and  Properties to be Sold and  Purchased.
At the Closing (as defined herein), Seller shall sell or cause to be sold to Buyer and Buyer shall purchase from Seller, subject to all the terms and conditions of this Agreement, on the Closing Date (as defined herein), the following assets and properties of Seller with respect to the Restaurants (the "Purchased Assets"), except the Excluded Assets (as hereinafter defined):

                                    (a) Leased Properties and Improvements.  All
of the right, title, and interest of Seller in and to the use of the real estate and buildings associated with the Restaurants (the "Leased Properties") and all other improvements, fixtures, and structure (collectively, the "Improvements") located on, affixed to, and/or appurtenant to the Restaurants or the Leased Properties, except to the extent the foregoing are the property of landlords and are subject to the Leases (as defined herein).
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                                    (b)  Personal  Property.  All of the  right,
title, and interest of Seller in and to any and all personal property utilized in connection with the businesses conducted in the Restaurants, including, but not limited to, the (i) mechanical systems, fixtures, and equipment comprising a part of or attached to or located at the Restaurants; (ii) pylons and other signs, china, silverware, glassware, and other utensils and dishes, tables, chairs, lamps, fans, carpets, decorations, and other furnishings owned by Seller and comprising a part of or attached to or located in the Restaurants, including, but not limited to, any furnishings located in each Restaurant office; and (iii) stoves, ovens, refrigerators, walk-in cold storage boxes and other kitchen equipment, and other machinery, equipment, fixtures, keys, inventory, and personal property of every kind and character owned by Seller and held at the Restaurants, including, but not limited to, food, beverages, paper goods, food preparation item, uniforms, guest checks, and other inventory and supplies at the Restaurants by Seller, and which are presently located in or on or used in connection with the Restaurants, the Leased Properties, or the Improvements or the operations thereof or hereafter acquired in the ordinary course of business (collectively, the "Personal Property").

                                    (c)  Contracts.   All  right,   title,   and
interest of Seller in, to and under all agreements and contracts relating to the Restaurants, including, but not limited to, all maintenance, supply, and service contracts, and any other contracts, arrangements, or agreements affecting the Restaurants, the Leased Properties, the Improvements, or the Personal Property, pursuant to which goods, services, supplies, or any other item whatsoever are furnished and/or are to be furnished in connection with the operation of the Restaurants, or the repair, maintenance, or operation thereof, and all right, title, and interest of Seller in, to, and under all warranties, guaranties, and bonds relating to the Restaurants, the Leased Properties, the Improvements, or the Personal Property, together with all right, title, and interest of Seller in, to and under all other representations, contract rights, transferable and intangible property, miscellaneous rights, benefits, or privileges of any kind or character with respect to the Restaurants (collectively, the "Contracts"). Within thirty (30) days after the date this Agreement is made and entered into, Seller shall provide to Buyer copies of all of the above-described agreements and contracts under which any property is being leased or purchased by payments made in installments.

                                    (d)  Documents.   All  right,   title,   and
interest of Seller in and to all information and documentation in Seller's possession regarding the Restaurants, including, but not limited to, surveys, tax assessment records, engineering plans and specifications, as-built drawings, development plans, plats, site plans, zoning materials, leases, guaranties, contracts, combinations to all locks on or in the Restaurants, and all books, records, and files relating to the ownership, management, and/or operation of the Restaurants (collectively, the "Documents").

                                    (e)  Computer  Hardware  and  Software.  All
point of sale computer hardware and software owned, leased, or licensed by or to Seller that is not otherwise prohibited from transfer by contract between Seller and the owner thereof. On or before the date that is thirty (30) days after the date this Agreement is made and entered into, Seller shall
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provide to Buyer a complete  inventory,  on a Restaurant by Restaurant basis, of all computer hardware and software, whether owned, leased, or licensed, and identifying any such hardware or software which may be prohibited from transfer. All point of sale hardware and software shall remain as part of the Personal Property.

                                    (f)  Goodwill.  All of Seller's  goodwill in
connection with the Restaurants.

                                    (g)  Telephone   Number.   All  of  Seller's
telephone and facsimile numbers presently used in connection with the operation of the Restaurants.

                                    (h) Ancillary Assets. All permits, licenses,
certificates of occupancy, governmental approvals, and marketing materials in the possession of Seller that relate specifically to the Restaurants, the Leased Properties, the Improvements, or the Personal Property, to the extent transferable.

                                    (i)  Petty  Cash.   One   Thousand   Dollars
($1,000) in petty cash for each Restaurant at Closing.


                           1.2 Excluded  Assets.  The following assets of Seller
shall be excluded from the purchase and sale contemplated by this Agreement (the "Excluded Assets"):

                                    (a) Cash.  All of Seller's  cash on hand and
in banks and all right, title, and interest in and to all of Seller's bank accounts.

                                    (b) Non-Point of Sale Computer  Hardware and
Software. All computer hardware and software used by Seller at the Restaurants which is not point of sale computer hardware or software.

                                    (c)  Petty  Cash  and  Certain  Receivables.
Except as provided elsewhere herein, all petty cash held in the Restaurants at 3:00 p.m. local time for each such Restaurant on the date of Closing, notes receivable, loans receivable, certificates of deposit, investment securities, and allowances or credits due from vendors, suppliers, or service providers accrued prior to the Closing, including, but not limited to, any credit card or other accounts receivable from sales generated from the Restaurants prior to 3:00 p.m. local time for each Restaurant on the Closing Date, including, but not limited to, the Denny's Credit Card Transfer Accounts. Seller shall provide One Thousand Dollars ($1,000) in petty cash for each Restaurant site at the Closing.

                                    (f)  Books  and  Records.  All  of  Seller's
books,   records,  and  correspondence   pertaining  to  the  operation  of  the
Restaurants or to the operation of the assets or properties of Seller to be transferred pursuant to this Agreement.
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                                    (g) Real  Property.  Any real property owned
by Seller.

                                    (h)   Insurance   Policies.   All  insurance
policies, including, but not limited to, real property insurance, liability insurance, and workmen's compensation insurance, held by Seller.

                                    (i) Other Assets. Any other assets of Seller
not specifically identified in Section 1.1 of this Agreement.

                                    (j) Utility  Deposit.  All utility  deposits
relating to the Restaurants.

                                    (k) Escrow and Impound Accounts.  Any escrow
and impound accounts for real estate and personal property taxes relating to the Restaurants.

                  Section 2. Liabilities of Seller.

                           2.1  Liabilities to Remain with Seller.  Seller shall
promptly pay or satisfy, as they become due, all obligations and liabilities of Seller relating to the Restaurants existing on or prior to 3:00 p.m. on the Closing Date, including, but not limited to, any obligation or liability of Seller described in Section 2.3(b) and Section 20. Seller shall pay the balance of any purchase or lease payments which come due after the Closing Date concerning the point of sale hardware and software described in Section 1.1 (e).

                           2.2  Liabilities  to be  Assumed  by Buyer.  Upon the
conveyance, transfer, and assignment of the Purchased Assets to Buyer in accordance with this Agreement, Buyer shall, except as provided in Section 2.3 below, assume and shall thereafter pay or satisfy, as they become due:

                                    (a) except as otherwise provided herein, all
liabilities, obligations, or accruals relating to the operation of the Restaurants accruing or relating to the period after 3:00 p.m. on the Closing Date, including, but not limited to, all liabilities, obligations, or accruals pursuant to the terms and provisions of all real estate leases on the Leased Properties (the "Leases"), operating contracts, commitments, leases and other agreements, and any sales, use, property, or transfer taxes arising as a result of the transfer of the Purchased Assets by Seller to Buyer by virtue of the consummation of the transactions contemplated hereby (the "Liabilities");

                                    (b) all real  estate and  personal  property
taxes arising from or relating to the Purchased Assets accruing on or after the Closing Date; and

                                    (c) the "Negative  Working  Capital" for the
Restaurants as of 3:00 p.m. on the Closing Date in an amount not to exceed One Million Seven Hundred Thousand Dollars ($1,700,000). The Negative Working Capital for each Restaurant shall be
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equal to the total of all accounts payable and any accrued  liabilities for such
Restaurant, including, but not limited to, payroll and related benefits, sales taxes, and other miscellaneous accruals related to such Restaurant. Seller shall supply reasonable supporting documentation evidencing the total Negative Working Capital for all of the Restaurants, which is estimated to be approximately One Million Seven Hundred Thousand Dollars ($1,700,000). Buyer will assume such Negative Working Capital by executing a promissory note (the "Negative Working Capital Note") in the form set forth in Exhibit 1 to be delivered at the Closing in the original principal amount of One Million Seven Hundred Thousand Dollars ($1,700,000), payable in full over the first eleven weeks immediately following the Closing, in ten installments of $170,000 each beginning at the end of the second week following the Closing Date and continuing on the last day of each of the following ten weeks. The Negative Working Capital Note will contain cross default provisions relating to the Promissory Note and will not permit Buyer to set off amounts, if any, owed by Seller to Buyer pursuant to the terms of this Agreement. Payment of the Negative Working Capital Note shall be secured by (i) a Stock Pledge Agreement by and between Seller and Shareholder executed contemporaneously with the execution and delivery of the Negative Working Capital Note (the "Stock Pledge Agreement") in the form set forth in Exhibit 2;
(ii) a Guaranty executed by Shareholder (the "Guaranty) in the form set forth in
Exhibit 3; and (iii) a Second Mortgage ("Second Mortgage") on Buyer's property located in Huntsville, Texas in the form set forth in Exhibit 4.

                           2.3 Liabilities Not Assumed by Buyer. Buyer shall not
be deemed by anything contained herein to have assumed:

                                    (a) Any  obligation  or  liability of Seller
arising from any tort claims made by a third party arising from actions or failures to act by the Seller prior to the Closing;

                                    (b) Any  obligation  or  liability of Seller
relating to employees or independent contractors accruing on or prior to the Closing Date, including, but not limited to, accrued salaries, other compensation or benefits, severance payments, accrued vacations, pensions, retirement plans, distributions or bonuses accruing on or prior to 3:00 p.m. on the Closing Date, except for any Negative Working Capital up to One Million Seven Hundred Thousand Dollars ($1,700,000) which shall be assumed and paid by Buyer in accordance with Section 2.2(c); it being understood that, at or prior to the Closing, any employment agreements between Seller and any employees relating to the operation of the Restaurants will be terminated on or before the Closing Date and none of the same will prevent any of such employees becoming employees of Buyer after the Closing; it being further understood that Seller shall fulfill any obligations relating to employees for accrued vacations prior to Buyer's final payment under the Negative Working Capital Note; or

                                    (c) Any obligation or liability of Seller to
any secured party of Seller.

                  Section 3. Purchase Price

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                           3.1 Amount and Payment of Purchase  Price;  Security.
As full and complete payment for the Purchased Assets, Buyer shall pay Seller the aggregate sum of Twenty-Eight Million Seven Hundred Thousand Dollars ($28,700,000) (the "Purchase Price"), payable as follows:

                                    (a) An amount  equal to Twenty Five  Million
Two Hundred Thousand Dollars ($25,200,000) payable at the Closing by wire transfer of immediately available funds pursuant to Seller's instructions or any other mutually agreeable method.

                                    (c) Delivery at Closing of a Promissory Note
("Promissory Note") in the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000) in the form of Exhibit 5. Payment of the Promissory Note shall be secured by the Stock Pledge Agreement, Second Mortgage and Guaranty; and

                                    (d)  Delivery  at  Closing  of the  Negative
Working Capital Note.


                           3.2 Allocation of Purchase Price.  The total Purchase
Price (including, but not limited to, liabilities assumed) shall be allocated as agreed by Buyer and Seller in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations promulgated thereunder. If Buyer and Seller cannot agree, they shall each prepare their own allocations of the Purchase Price. Buyer, Seller and Shareholder, each at its own expense, shall file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 and the applicable Treasury Regulations thereunder.

                  Section 4. Intentionally Deleted.

                  Section 5. Seller's Representations and Warranties. To induce Buyer and Shareholder to enter into this Agreement and for the benefit of Buyer and Shareholder, Seller represents and warrants as follows:

                           5.1  Corporate  Status  and  Authority.  Seller  is a
corporation duly organized, validly existing, and in good standing under the laws of the state of Georgia, has the requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted with respect to the operation of the Restaurants, and is duly qualified to conduct the business of operating the Restaurants in all jurisdictions where the Restaurants are located. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof have been validly authorized by all necessary corporate action of Seller and this Agreement constitutes the valid, legal, and binding obligation of Seller enforceable against Seller in accordance with its terms.

                           5.2 Ownership of Assets and Properties. Except as set
forth in
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Schedule 5.2,  Seller has good and valid title to all of the  Purchased  Assets.
Except as set forth in Schedule 5.2, all of the Purchased Assets are owned free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, and claims.

                           5.3 Financial Statements.  To Seller's knowledge, the
Financial Statements related to the Restaurants attached as Schedule 5.3 to this Agreement are true, complete and correct and have been prepared in accordance with generally accepted accounting principles. The Financial Statements fairly present in all material respects a true, accurate, and complete statement of the financial condition, assets, liabilities and results of operations pertaining to the operations of the Restaurants as of the dates and for the periods set forth therein.

                           5.4  Compliance  with  Laws  and  Other  Regulations.
Except as set forth in Schedule 5.4, Seller has not received any notice from any federal, state, or local authority or any insurance or inspection body that any, and to its knowledge none, of the assets, properties, facilities, equipment or business procedures or practices relating to the operation of the Restaurants fails to comply in any material respect with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. Seller, to its knowledge, has in connection with the Restaurants, complied with all laws (including, but not limited to, rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Seller or its Restaurants alleging any failure to comply with any such law or regulation.

                           5.5  Leases.  The  Leases  are  valid,  binding,  and
enforceable in accordance with their terms, and neither Seller nor, to Seller's knowledge, any other party is in material default or in arrears nor has Seller or, to Seller's knowledge, any other party committed any act or failed to perform any obligation that, with the passage of time or the giving of notice or both, would constitute a material default under any of the Leases.

                           5.6  Insurance.  Seller  currently  has in force such
policies of insurance as are appropriate to the operation of the Restaurants, including, but not limited to, the property and assets pertaining to the Restaurants, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties, and assets. All such policies of insurance are in full force and effect, and Seller is not in default, whether as to the payment of premiums or otherwise, under the terms of any such policy. Seller has not received any notice from or on behalf of any issuer of any such policy of its intention to cancel or refuse to renew any policy issued by it or to increase the cost of premiums thereunder. Seller shall maintain all such insurance through the Closing Date.

                           5.7 No Conflicts. Except as disclosed in Schedule 5.7
hereto,  neither  the  execution  and  delivery  of  this  Agreement,   nor  the
consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will violate any provision of the
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articles  of  incorporation  or bylaws of Seller or result in the  breach of any material term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any material obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement, or other material obligation of any description to which Seller is a party or by which it is bound, or any judgment, decree, order, or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

                           5.8  Litigation.  Except as set forth in Schedule 5.8
hereto, there is no legal action, suit, arbitration, or other legal, administrative, or governmental investigation, inquiry, or proceeding (whether federal, state, local or foreign) pending or, to the Seller's knowledge, threatened against Seller with respect to the Restaurants or the assets being transferred pursuant to this Agreement.

                           5.9  Employees  and  Labor  Matters.  Seller  is  not
subject to any collective bargaining agreement with respect to the employees of the Restaurants. To its knowledge, Seller is in substantial compliance with respect to the operation of the Restaurants with all, and Seller has received no notice of any material violation of any, federal or state laws respecting employment and employment practices, terms and conditions of employment and wages and hours and, to its knowledge, is not engaged in any unfair labor practice. To Seller's knowledge, no union or other labor organization has attempted to organize any of the employees of the Restaurants.

                           5.10 Tax Matters.

                                    (a) To its  knowledge,  Seller has filed all
sales taxes returns, payroll tax returns, and tax returns ("tax returns") that it was required to file to all jurisdictions, both state and federal, which were required to have been filed for any period or partial period accruing any such tax liability prior to the Closing. All such tax returns were correct and complete in all material respects. To its knowledge, all taxes owed by Seller (whether or not shown on any tax return) have been paid. Seller currently is not the beneficiary of any extension of time within which to file any tax return. To its knowledge, no material claim has ever been made by an authority in a jurisdiction where any of Seller does not file tax returns that it is or may be subject to taxation by the jurisdiction. To its knowledge, there are no security interests on any of the assets of any of Seller the arose in connection with any failure (or alleged failure) to pay any tax.

                                    (b) To its  knowledge,  Seller has  withheld
and paid all taxes required to have been withheld and paid in connection with material amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                                    (c) To its knowledge,  Seller has not waived
any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.
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                  Section 6. Buyer's  Representations and Warranties.  To induce
Seller to enter into this Agreement, Buyer and Shareholder, jointly and severally, represent and warrant as follows:

                           6.1  Corporate  Status  and  Authority.  Buyer  is  a
corporation duly organized, validly existing, and in good standing under the laws of the state of Texas, has the requisite corporate power and authority to own, operate, and lease the Restaurants and the Purchased Assets, and will by the Closing be duly qualified to conduct the business of operating the Restaurants in all jurisdictions in which the Restaurants are located. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all appropriate corporate action of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

                           6.2  Knowledge  Regarding  the  Business.  Buyer  and
Shareholder are sophisticated investors and have experience in the management and operation of business similar to those of the Restaurant and are therefore familiar with the operation of the Restaurants and with the assets to be purchased and the liabilities to be assumed under this Agreement. As a result, Buyer and Shareholder possess sufficient knowledge of and information pertaining to the Restaurants to enable each of them to make an informed decision regarding the purchase of the Purchased Assets and assumption of the Liabilities pursuant to this Agreement.

                           6.3 Condition of Assets.  Buyer and Shareholder  have
conducted or shall conduct their own physical inspection of the Restaurants and the Purchased Assets. Buyer and Shareholder understand that, except to the extent explicitly set forth herein, Seller makes no representation or warranties regarding the Restaurants or the Purchased Assets, and Buyer and Shareholder hereby acknowledge that the Restaurants and the Purchased Assets are being sold on an "AS IS, WHERE IS" basis.

                           6.4 Financial  Capacity.  At the Closing,  Buyer will
have the financial capacity to consummate the transaction contemplated herein.

                           6.5  Agreement  Not in Breach  of Other  Instruments.
Except as set forth in Schedule 6.5, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will violate any provision of the articles of incorporation or by-laws of Buyer or result in the breach of any material term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any material obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement, or other material obligation of any description to which Buyer or Shareholder is a party or by which either is bound, or any judgment, decree, order, or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

                           6.6  Litigation.  Except as set forth in Schedule 6.6
hereto,   there  is  no  legal  action,  suit,   arbitration,   or  other  legal
administrative or governmental investigation, inquiry
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or proceeding (whether federal, state, local, or foreign) pending or, to Buyer's knowledge, threatened against Buyer or Shareholder.

                  Section  7.   Further   Representation   and   Warranties   of
Shareholder.

                           To induce  Seller to enter into this  Agreement,  and
for the benefit of Seller, Shareholder further represents and warrants that (i) Shareholder has full power and authority to execute, deliver and perform his obligations under this Agreement including, but not limited to, his obligations under the Other Buyer/Shareholder Agreements (as defined below), and (ii) this Agreement is a legal, valid, and binding obligation of Shareholder, enforceable against him in accordance with its terms.

                  Section 8. Continuation and Survival of Representation and Warranties.

                           Each of the representations and warranties  contained
in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on and as of that date, except to the extent, if any, that such representations and warranties shall be affected by transactions contemplated by this Agreement. All such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

                  Section 9. Seller's Covenants.

                           9.1  Operation  of  Restaurants  Prior to the Closing
Date. Between the date hereof and the Closing Date, Seller shall operate the Restaurants in the regular, ordinary, and usual course and manner of Seller's general business practices, shall maintain its "par stock level" of supplies, inventory, and consumables at the "approved" levels customarily maintained by Seller in its ordinary course of business, and shall maintain and keep in repair and regular working order all equipment, fixtures, and furniture used in connection with the Restaurants.

                           9.2 Access to Books, Records, and Restaurants. Seller
shall permit Buyer's authorized representatives access during normal business hours to all of Seller's books, contracts, documents, and records related to the operation of the Restaurants; provided, however, that Buyer's representative provides notice to Seller of its intent to inspect such books, records, or premises at least 48 hours in advance or such shorter period as is reasonably acceptable to Seller. Seller shall use reasonable efforts to cooperate with Buyer to allow Buyer's authorized representative reasonable access to employees of the Restaurants and any applicable Restaurant records.

                           9.3 Hart-Scott Rodino.  Seller shall make or cause to
be made any reports or filings that may be required to be made by or on behalf of Seller or any of its affiliates pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and other applicable federal and state laws, rules, and regulations. Seller will provide any and all such information as is required to facilitate compliance with the HSR Act and other applicable laws, rules, and regulations and if any investigation results therefrom. Seller shall pay all costs and expenses of any HSR reports or filings required by law to be made by Seller. Seller shall use its best efforts to secure waiver of any applicable waiting periods, if necessary. Buyer shall fully cooperate with respect thereto.

                  Section 10. Buyer's Covenants.

                           10.1 Hart-Scott Rodino.  Buyer shall make or cause to
be made any reports or filings that may be required to be made by or on behalf of Buyer or any of its affiliates pursuant to the HSR Act and other applicable federal and state laws, rules, and regulations. Buyer will provide any and all such information as is required to facilitate compliance with the HSR Act and other applicable laws, rules, and regulations and if any investigation results therefrom, Buyer shall fully cooperate with respect thereto. Buyer shall pay all costs and expenses of any HSR reports or filings required by law to be made by Buyer. Buyer shall use its best efforts to secure waiver of any applicable waiting periods, if necessary. Seller shall fully cooperate with respect thereto.

                           10.2  Notification of Denny's  Contacts.  Buyer shall
promptly provide to Seller copies of any and all correspondence, agreements, and documents received from or provided to Denny's Inc., DFO, Inc. or their affiliates by Buyer or Shareholder relating to the transactions contemplated by this Agreement.

                  Section 11. Buyer's and Shareholder's Conditions Precedent to the Closing. The obligations of Buyer and Shareholder hereunder and their obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived in writing by Buyer:

                           11.1 Compliance With Agreements and Covenants. Seller
shall have performed and complied with each of its agreements, covenants, and obligations to be performed by it on or prior to the Closing Date except those calling for performance after the Closing Date.

                           11.2 Accuracy of Representations and Warranties.  The
representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at the Closing Date, with the same force and effect as if made on and as of that date.

                           11.3 Governmental Consents. All consents,  approvals,
orders, and authorizations of any governmental authorities required in connection with the completion of any of the transactions contemplated by this Agreement by the Seller shall have been obtained on or before the Closing Date.

                           11.4  Secured  Party  Releases.   Seller  shall  have
obtained and delivered to Buyer by the Closing releases from the secured parties of Seller with respect to all UCC financing statements filed in connection with the Purchased Assets by such secured parties.

                           11.5 Termination of HSR Act Waiting Periods . Any and
all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

                           11.6  Financing.  Buyer shall have obtained all third
party financing Buyer deems necessary in order to consummate the transaction described in this Agreement. Buyer shall deliver the approval of its proposed lender of a proposed loan to Buyer no later than February 15, 1998.

                           11.7  Opinion of Counsel of Buyer.  Seller shall have
received an opinion of Dishongh & Thompson, a Professional Corporation, limited to Texas law, in form and substance reasonably satisfactory to Seller and its counsel, to the effect that:

                                    (a) Buyer is a corporation  duly  organized,
validly existing, and in good standing under the laws of the state of Texas and has the corporate power and authority under the law of such state to own, lease, and operate its properties, to carry on its business as now being conducted, and to consummate the transactions contemplated by this Agreement.

                                    (b) All necessary  corporate  proceedings of
the Board of Directors and shareholders of the Buyer to authorize the execution and delivery of the this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

                                    (c)  The  Buyer  and  the  Shareholder,   as
applicable, have the power and authority to execute and deliver this Agreement and the other agreements, instruments and documents ("Other Buyer/Shareholder Agreements") to be executed and delivered by the Buyer and/or Shareholder pursuant to this Agreement, and this Agreement and the Other Buyer/Shareholder Agreements have been duly authorized, executed, and delivered by the Buyer and the Shareholder, as applicable, and constitute legal, valid, and binding obligations of the Buyer and the Shareholder enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the defenses of the court before which any proceeding relief may be brought to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, (iii) principles of equity which may limit equitable remedies, and (iv) the rights of the United States under the Federal Tax Lien Act of 1966.

                                    (d)  To  the   knowledge  of  counsel,   the
consummation of the transactions contemplated by this Agreement will not violate or result in a breach of or constitute a default by the Buyer or the Shareholder under any provision of any material indenture, mortgage, lien, lease, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to counsel, to which the Buyer or the Shareholder is a party prior to the Closing or by which they are bound prior to the

Closing.

                           11.8 Operation of  Restaurants.  Buyer has reasonably
determined that Seller has operated its Restaurants as provided in Section 9.1.

                           11.9 Consents and Approvals. Within five (5) business
days after execution of this Agreement, Buyer shall have obtained all necessary consents and approvals from Denny's Inc. and/or DFO, Inc. with respect to becoming an approved franchisee for the Restaurants as of the Closing Date. Seller understands that the Denny's franchisor has a right of first refusal to acquire the Restaurants and that, in the event such right is exercised, this Agreement shall be null and void. Seller understands that in the event the Denny's franchisor elects to become a party to this transaction, Seller and Buyer shall use their best efforts to adjust the Purchase Price on mutually agreeable terms to reflect any change in the Restaurants being acquired by Buyer or other applicable terms of the transaction. Buyer shall have obtained all consents required from its creditors and other third parties in connection with completion of any of the transactions contemplated by this Agreement on or before the Closing Date, unless the failure to obtain a consent does not have a materially adverse effect on the Buyer or its business.

                           11.10 Real  Property  Leases.  The Parties shall have
obtained landlord consents to the sublease of the Leased Properties to Buyer in accordance with a Master Sublease Agreement ("Master Sublease Agreement") in the form of Exhibit 6. The Parties shall cooperate in connection with obtaining all required landlord consents. Buyer shall pay all costs of and expenses associated with the sublease of the Leased Properties.

                           11.11  Equipment  Leases.   The  Parties  shall  have
obtained the consents of any owners of equipment leased to Seller to the assignment of such equipment leases to Buyer and the release of Seller from any liabilities or obligations thereunder except the liabilities Seller has agreed to pay as provided in this Agreement. Buyer shall pay all costs and expenses associated with the assignment of any such equipment leases, except as otherwise provided herein. The Parties shall cooperate in obtaining any such consents. Buyer shall have approved the terms of such equipment leases.

                           11.12  Approval  of Form of  Documents.  The form and
content of all Schedules to be attached hereto, and all documents to be attached hereto as Exhibits, shall have been approved and agreed to by Buyer and Shareholder, which approval shall not be unreasonably withheld or delayed.

                           11.13 Delivery of Documents.  All documents  required
to be delivered at the Closing by Seller under Section 13.1 shall have been delivered or tendered at the Closing.


                  Section 12. Seller's Conditions Precedent to the Closing.

The obligations of Seller hereunder and its obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived in writing by Seller:

                           12.1 Compliance with Agreements and Covenants.  Buyer
and Shareholder shall have performed and complied with each of their respective agreements, covenants, and obligations to be performed by them hereunder on or prior to the Closing Date except those calling for performance after the Closing Date.

                           12.2 Accuracy of Representations and Warranties.  The
representations and warranties of Buyer and Shareholder contained in this Agreement shall be true and correct in all material respects at the Closing Date, with the same force and effect as if made on and as of that date.

                           12.3 Real Property Leases.  Buyer shall have obtained
landlord consents to the sublease of the Leased Properties to Buyer in accordance with a Master Sublease Agreement ("Master Sublease Agreement") in the form of Exhibit 6. Seller shall cooperate with Buyer in connection with obtaining all required landlord consents. Buyer shall pay all costs of and expenses associated with the sublease of the Leased Properties.

                           12.4 Equipment Leases.  Buyer shall have obtained the
consents of any owners of equipment leased to Seller to the assignment of such equipment leases to Buyer and the release of Seller from any liabilities or obligations thereunder except as otherwise provided herein. Buyer shall pay all costs and expenses associated with the assignment of any such equipment leases. Seller shall cooperate with Buyer in obtaining any such consents.

                           12.5  Transfer  of   Obligations,   Liabilities   and
Ancillary Assets. Buyer shall have made such arrangements as may be necessary to transfer any obligations, liabilities or ancillary assets to the Restaurants, including, but not limited to, (a) telephone bills, utility charges, and those obligations and liabilities set forth in Section 2, and (b) permits, licenses, certificates of occupancy, government approvals and marketing materials, into the name of Buyer, effective as of the Closing Date.

                           12.6  Consents  and   Approvals.   Buyer  shall  have
obtained all necessary consents and approvals from Denny's Inc. and/or DFO, Inc. with respect to the assignment or sublease of any of the Leased Properties and the franchise transfers with respect to the Restaurants, and Seller shall have been released from liability under all franchise agreements. Buyer understands that the Denny's franchisor has a right of first refusal to acquire the Restaurants and that, in the event such right is exercised, this Agreement shall be null and void. Buyer understands that in the event the Denny's franchisor elects to become a party to this transaction, Seller and Buyer shall use their best efforts to adjust the Purchase Price on mutually agreeable terms to reflect any change in the Restaurants being acquired by Buyer or other applicable terms of the transaction. Buyer shall have obtained all necessary consents and approvals from its creditors and other third parties. Buyer's Board of Directors shall have authorized the Buyer to consummate the transactions contemplated by this Agreement.

                           12.7 Governmental Consents. All consents,  approvals,
orders, and authorizations of any governmental authorities required in connection with the completion of any of the transactions contemplated by this Agreement by the Buyer shall have been obtained on or before the Closing Date.

                           12.8 Termination of HSR Act Waiting Periods.  Any and
all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

                           12.9 Release of Secured Creditors.  Seller shall have
obtained release of any liabilities to its secured creditors with respect to the Leased Properties or any equipment leases.

                           12.10 Opinion of Counsel of Seller.  Buyer shall have
received an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a Professional Association, limited to Arizona or Georgia law, as applicable, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

                                    (a) Seller is a corporation  duly organized,
validly existing, and in good standing under the laws of the state of Georgia and has the corporate power and authority under the laws of such state to own, lease, and operate its properties, to carry on its business as now being conducted, and to consummate the transactions contemplated by this Agreement.

                                    (b) All necessary  corporate  proceedings of
the Board of Directors and shareholders of the Seller to authorize the execution and delivery of the this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

                                    (c) The Seller has the  corporate  power and
authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by the Seller, and constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, (iii) principles of equity which may limit equitable remedies, and (iv) the rights of the United States under the Federal Tax Lien Act of 1966.

                                    (d)  To  the   knowledge  of  counsel,   the
consummation of the transactions contemplated by this Agreement will not violate or result in a breach of or constitute a default by the Seller under any provision of any material indenture, mortgage, lien, lease, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to counsel, to which the Seller is a party prior to the

Closing or by which it is bound prior to the Closing.

                  O'Connor, Cavanagh, Anderson, Killingsworth & Beshears may rely on counsel admitted in the state of Georgia with respect to matters of Georgia law.

                           12.11  Approval  of Form of  Documents.  The form and
content of all Schedules to be attached hereto, and all documents to be attached hereto as Exhibits, shall have been approved and agreed to by Seller, which approval shall not be unreasonably withheld or delayed.

                           12.12 Delivery of Documents.  All documents  required
to be delivered by Buyer and Shareholder at the Closing under Section 13.2 shall have been delivered or shall be tendered at the Closing.

                  Section 13. The Closing.

                           The  closing  under this  Agreement  (the  "closing")
shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012-1656, on March 15, 1998 (subject to the right of either Buyer or Seller, if it has satisfied all of its conditions precedent to the Closing, to extend the Closing for up to 30 days in the event that the other party has not satisfied all of its conditions precedent to the Closing), or at such other date, time and place as may be agreed upon by Seller and Buyer (the "Closing Date"), and provided that the Closing shall be automatically extended for the period of any HSR waiting period and the time necessary for Denny's Inc. or DFO, Inc. to approve the transactions in this Agreement.

                           13.1  Deliveries  by Seller.  At the Closing,  Seller
shall deliver:

                                    (a) Such deeds,  bills of sale,  instruments
of assignment, and other instruments and documents as may be necessary to convey to Buyer title to all the applicable assets and properties to be transferred hereunder, including, but not limited to, a Bill of Sale, Assignment and Assumption Agreement (the "Bill of Sale") in the form attached as Exhibit 7 hereto.

                                    (b)  The  certificate  of  Seller  that  all
representations and warranties of Seller contained in this Agreement are true and correct in all material respects at the Closing Date.

                                    (c)  The  certificate  of the  Secretary  of
Seller certifying to the resolutions constituting all necessary corporate action by the Board of Directors of Seller to authorize or ratify the consummation of the transactions provided for herein.

                                    (d)  Copies  of all  consents  or  approvals
described in Section 11.3 and 11.4.

                                    (e) A  certificate  of  Seller  that  to its
knowledge at Closing;

                                            (i)  Subsequent  to the date of this
Agreement and to the date of Closing, no party (including the Seller) has accelerated, terminated, modified, or canceled any material contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) with respect to the Restaurants other than in the ordinary course of business;

                                            (ii)  Subsequent to the date of this
Agreement and to the date of Closing, Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) with respect to the Restaurants;

                                            (iii) Subsequent to the date of this
Agreement and to the date of Closing Seller has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract, or commitment for any of its Restaurant employees, or modified or terminated any such existing plan, contract, or commitment; and

                                            (iv)  Subsequent to the date of this
Agreement and to the date of Closing, there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Restaurants.

                                    (f) The Bill of Sale.

                                    (g)  A  Certificate  of  Good  Standing  (or
Qualification) from the Secretary of state of the state of Georgia and of each other state in which the Restaurants are located where the Seller is required to be qualified, each such certificate dated within five days prior to the Closing.

                                    (h)   The   Master    Sublease    Agreement,
transition services Agreement  ("Transition  services Agreement") in the form of
Exhibit 8 hereto, Restaurant Conversion Agreement ("Restaurant Conversion Agreement") in the form of Exhibit 9 hereto, and such other instruments and documents as may be reasonably requested by the Buyer or Shareholder to consummate the transactions contemplated by this Agreement.

                  All certificates and other documents delivered by Seller shall be in form reasonably satisfactory to Buyer and counsel for Buyer.

                           13.2  Deliveries  by Buyer  and  Shareholder.  At the
Closing, Buyer and Shareholder shall deliver:

                                    (a) An amount  equal to Twenty Five  Million
Two Hundred Thousand Dollars ($25,200,000) or such other portion of the Purchase Price agreed by Buyer and Seller in accordance with Section 3.1 by wire transfer of immediately available funds or by other means mutually agreeable between Buyer and Seller.

                                    (b)  The  Negative   Working  Capital  Note,
Promissory Note, Stock Pledge Agreement, Transition Services Agreement, Restaurant Conversion Agreement, and such other instruments and documents as may be reasonably requested by the Seller to consummate the transactions contemplated by this Agreement.

                                    (c) Such  documents  as may be  necessary to
perfect Seller's security interests granted pursuant to the Stock Pledge Agreement.

                                    (d) The certificate of  Shareholder,  in his
personal capacity and as a duly authorized officer of Buyer, that all representations and warranties of Buyer contained in this Agreement are true and correct in all material respects as of the Closing Date.

                                    (e) The certificate of Shareholder  that all
representation and warranties of Shareholder contained in this Agreement are true and correct in all material respects as of the Closing Date.

                                    (f) The  Certificate  of  Buyer's  Secretary
certifying to the resolutions constituting all necessary action by the Board of Directors and by the shareholders of Buyer to authorize the consummation of the transactions provided for herein.

                                    (g) The Bill of Sale.

                                    (h)  A  Certificate  of  Good  Standing  (or
Qualification) from the Secretary of state of the state of Texas and of each other state in which the Restaurants are located where the Buyer is required to be qualified, each such certificate dated within five days prior to the Closing.

                                    (i)  Copies  of all  consents  or  approvals
described in Sections 12.3, 12.4, 12.5, 12.6 and 12.7.

                  All certificates and other documents delivered by Buyer and Shareholder shall be in form reasonably satisfactory to Seller and counsel for Seller.

                           13.3  Prorations.  All  ad  valorem  taxes  shall  be
prorated at Closing.

                  Section 14. Confidentiality. Buyer will receive from Seller certain information respecting the financial condition, assets, customers, recipes, and products of Buyer (collectively, the "Information"). Buyer and Shareholder acknowledge and agree that the Information furnished to Buyer is proprietary and confidential and that the unrestricted disclosure or use of any Information could result in substantial damage to Seller, which damage could be irreparable and extremely difficult to quantify. Accordingly, in consideration of the furnishing of such Information by Seller, Buyer and Shareholder agree as follows:

                                    (a) All Information  heretofore or hereafter
furnished to Buyer or any one or more of Buyer's, shareholders, officers, directors, employees, lenders, agents, or representatives in connection with or during the course of discussions or negotiations regarding the transactions contemplated by this Agreement constitutes and shall constitute and shall be treated by Buyer as proprietary and confidential information of Seller. Buyer shall limit access to the Information only to those employees, lenders, and representatives of Buyer whose duties require them to have access to the Information.

                                    (b)  Unless the  Closing  occurs as and when
contemplated by this Agreement, neither Buyer nor any of its shareholders, officers, directors, employees, agents or representatives will use any of the Information directly or indirectly for competitive purposes or for any purpose without the prior written consent of Seller.

                                    (c) Buyer and Shareholder  shall accept full
responsibility for any use or disclosure of any Information by Buyer or any of its shareholders, officers, directors, employees, lenders, agents, or representatives in contravention of the provisions of this Section.

                                    (d)   Neither   Buyer   nor   any   of   its
shareholders, officers, directors, employees, agents, or representatives will transfer originals, copies or any other reproductions of the Information to any third party, for any reason whatsoever, without prior written consent of Seller, which consent may be conditioned on the requirement that Seller obtain from the third party a written agreement providing for the third party to be subject to the same restrictions and requirements respecting use, non-disclosure and confidentiality as contained in this Section. Seller acknowledges and consents that certain information regarding the Restaurants may be released to Buyer's lenders, attorneys, accountants and other identified professionals to consummate this transaction, and to Denny's Inc. and DFO, Inc.

                                    (e) To the extent that the Closing  does not
occur, all Information shall remain the property of Seller. All documents that shall have been furnished to Buyer or any one or more of its shareholders, officers, directors, employees, agents or representatives and all copies or other reproductions of any and all such documents, shall be returned to Seller at Buyer's cost and expense and Buyer and its officers, directors, employees, agents, and representatives shall maintain confidential all Information, facts, matters, and materials contained therein.

                                    (f) Buyer and  Shareholder  acknowledge  and
agree that the use or disclosure of any of the Information in contravention of the provisions of this Section would result in substantial damage to Seller, which damage would be irreparable and extremely difficult to quantify; and Seller would not have an adequate remedy at law. Accordingly, Buyer and Shareholder agree that in the event of any actual or threatened violation of this Section, Seller shall have right and privilege to obtain, in addition to any other remedies that may be available, equitable relief, including, but not limited to, temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision of this Section.

                                    (g)  Notwithstanding any other provisions of
this Agreement to the contrary, the provisions of this Section shall survive the Closing or the termination of this Agreement.

                  Section 15.  Further Assurances.


                           Seller,  Buyer,  and  Shareholder  shall  execute and
deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including, but not limited to, the preparation of financial statements. Buyer and Seller shall use their respective best efforts to obtain any approvals or consents of third parties that may be required in order to consummate the transactions contemplated by this Agreement. To the extent that the terms of any contract, commitment, lease, or other agreement to which Seller is a party and that is to be assigned or transferred to Buyer pursuant to this Agreement (each, an "Other Agreement") requires the consent of any other party to such assignment or transfer, Seller and Buyer shall use their respective best efforts to obtain such consent, except that, notwithstanding the failure of Seller to obtain any one or more consents to any Other Agreement as of the Closing Date (a) Buyer shall be responsible for all payments, obligations, md other liabilities arising under each Other Agreement after the Closing Date, and
(b) Seller's failure to obtain any of such consents shall not constitute a breach by Seller of any representation, warranty, or covenant made by Seller in this Agreement.

                  Section 16. Indemnification by Buyer and Shareholder.

                           (a)  Buyer  and  Shareholder.Buyer  and  Shareholder,
jointly and severally, shall indemnify and hold Seller, and its employees, agents, and representatives harmless for, from, and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties, and expenses (including reasonable attorneys' and accountants' fees) caused by, arising out of, or otherwise related to the ownership of the Purchased Assets and operation of the Restaurants subsequent to the Closing Date.

                           (b) Seller.  Seller shall  indemnify  and hold Buyer,
and its employees, agents, and representatives harmless for, from, and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties, and expenses (including reasonable attorneys' and accountants' fees) caused by, arising out of, or otherwise related to the ownership of the Purchased Assets and operation of the Restaurants prior to and on the Closing Date, other than in connection with liabilities and obligations assumed by the Buyer pursuant to this Agreement or the Other Buyer/Shareholder Agreements.

                  Section 17. Brokers and Finders.

                           Each of the parties hereto represents and warrants to
the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle that person to a fee or commission from any other party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damages whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other parties to this Agreement.

                  Section 18. Non-Assignable Contracts.

                           Within thirty (30) days after the date this Agreement
is made and entered into, Seller shall identify to Buyer all material contracts, and whether such contracts are assignable. At Buyer's sole option, subject to
Section 1.1(c), if any of Purchased Assets include any Non-Assignable Contracts, as hereinafter defined, the Closing will not constitute an assignment or an attempted assignment of such Non-Assignable Contracts. Instead, Seller will assign Non-Assignable Contracts to the Buyer if and when such assignment is permitted. To the extent permitted by applicable law and the terms of such contracts, Non-Assignable Contracts will be held by Seller, in trust for Buyer and the covenants and obligations thereunder will be performed by Buyer in the name of Seller and all benefits and obligations existing thereunder will be for the account of Buyer. Seller will take or cause to be taken such action in its name to provide Buyer with the benefits thereof and to effect the collection of money due and payable under each Non-Assignable Contract as if such Non-Assignable Contract had been assigned as of the Closing Date and Seller will promptly pay over to Buyer all money received by it with respect to all Non-Assignable Contracts. As and from the Closing Date, Seller authorizes Buyer, to the extent permitted by applicable law and the terms of the Non-Assignable Contracts, at Buyer's expense, to perform all of Seller's obligations under each Non-Assignable Contract. As and from the Closing Date, Seller shall provide such reasonable assistance as may be required and requested, to amend or seek to amend, any Non-Assignable Contract (except to the extent such action would materially increase Seller's liabilities under such Non-Assignable Contract). If Seller or Buyer is unable to obtain assignment of any Non-Assignable Contract or if Buyer is unable to obtain the full benefit thereof, Buyer may endeavor to enter into a new contract, lease, equipment lease, or license and/or to obtain the benefit of new contractual rights, warranty rights and transferable licenses, or permits, as the case may be satisfactory to Buyer in substitution for each Non-Assignable Contract.

                           For the purposes of this  Agreement,  "Non-Assignable
Contract" means any contract or agreement:

                           (i) the  assignment  of  which at the  Closing  would
constitute a breach thereof;

                           (ii) the  assignment  of which at the  Closing  would
constitute a breach thereof without the consent of a third party and such consent has not been contained;

                           (iii) in respect to which the rights  thereunder  and
the remedies for the enforcement thereof to Seller would not pass to Buyer at the Closing; or

                           (iv) the  assignment  of which  would at the  Closing
contravene applicable law or a provision of any of the foregoing.

                  Section 19. Post Closing Covenants of Buyer and Shareholder.

                           19.1 New  Leases.  Buyer  and  Shareholder  shall use
their best efforts to enter into a new lease (a "New Lease") for each of the Leased Properties and for any equipment covered by any equipment lease agreements (the "Equipment Lease Agreements") with respect to which the Seller has waived the provisions of Section 12.4, such that Seller's lease with respect to each of the Leased Properties and the equipment leases with respect to the Equipment Lease Agreements shall be cancelled or terminated and Seller shall be released from all of its duties and obligations under each such Lease and Equipment Lease Agreement immediately upon the effectiveness of the New Lease for such Leased Property or the equipment covered by such Equipment Lease Agreement. For so long as any amount of principal, interest, or any other obligation remains outstanding under the Promissory Note, each New Lease shall contain provisions, satisfactory to Seller, permitting any of Seller's secured creditors to place a leasehold mortgage upon all of Buyer's leasehold interests under such New Lease, provided the leasehold mortgage is subordinate to any leasehold mortgage held by Buyer's lender.

                           19.2  Employees.  Simultaneously  with or immediately
following the Closing, Seller shall terminate all employees employed at the Restaurants by Seller, excluding any employees whose employment responsibilities extend to restaurants owned or operated by Seller other than the Restaurants. Except for the District Managers and the Supervising Regional Vice President identified by Seller, Buyer shall offer employment to all employees employed at the Restaurants by Seller as of the Closing (the "Continuing Employees") at an identical rate of pay or salary, and with the same seniority, existing immediately prior to the Closing Date. Nothing in this Agreement, however, shall limit in any way the right of Buyer to change the rate of pay or salary of any Continuing Employee, or prevent Buyer from terminating the employment of any Continuing Employee after the Closing Date.

                           19.3 Transfer of Obligations and Liabilities.  Within
ten days after the Closing Date, Buyer shall have made such arrangements as may be necessary to transfer any obligations or liabilities relating to the Restaurants, including, but not limited to, telephone bills and utility charges.

                           19.4  Maintenance  of  Purchased  Assets  and  Leased
Properties. At all times subsequent to the date of the Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, Buyer shall keep the Purchased Assets in the same operating condition as of the date hereof, normal wear and tear excepted, and Buyer shall perform, at Buyer's sole cost and expense, all customary repairs and maintenance necessary to maintain the Purchased Assets in such condition.

                           19.5   Maintenance   of   Insurance.   At  all  times
subsequent to the date of the Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, Buyer shall maintain in force such policies of insurance as are appropriate to the operation of the Restaurants, including, but not limited to, the property and assets pertaining to the Restaurants, are in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets.

                           19.6  Employees  and  Labor  Matters.  At  all  times
subsequent to the date of the Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, Buyer shall comply with all federal, state, and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours and unfair labor practices.

                           19.7  Maintenance of Corporate  Status and Authority.
At all times subsequent to the date of the Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, Buyer shall continue as a corporation duly organized, validly existing and in good standing under the laws of the state of Texas with the requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business with respect to the operation of the Restaurants.

                           19.8 Compliance with Laws and Other  Regulations.  At
all times subsequent to the date of the Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, neither Buyer nor any of its employees involved in the operation of the Restaurants shall fail to comply in any material respect with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body relating to the operation of the Restaurants.

                           19.9  Covenants in Security  Agreement.  At all times
during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or Seller remains liable under any Leased Properties or Equipment Lease Agreements, Buyer shall, and Shareholder shall cause Buyer to, comply with all of Buyer's covenants set forth in the Other Buyer/Shareholder Agreements.

                           19.10 Maintenance of Shareholder's  Control of Buyer;
Transfer of Assets. At all times subsequent to the Date of Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, (i) Buyer shall not

(and shall not permit any subsidiary to) make or declare any distributions or dividends to any shareholder (other than year-end distributions to its shareholders and/or their spouses in an amount not to exceed their respective income tax liability arising as a result of Buyer's status as a S corporation, if applicable) or issue any shares of its capital stock or grant any option, warrant, or other right to purchase or to convert any obligation into shares of Buyer's capital stock in an amount that, in the aggregate, would reduce Shareholder's ownership of the combined voting power of Buyer's equity securities to an amount less than 51% of Buyer's voting stock on a fully diluted basis; (ii) Shareholder shall not, directly or indirectly, sell, offer to sell, pledge, transfer, assign, or otherwise, dispose of or grant any option or other right to acquire Shareholder's shares of Buyer's capital stock in an amount that, in the aggregate, would reduce Shareholder's ownership of the combined voting power of Buyer's equity securities to less than 51% of Buyer's voting stock on a fully diluted basis; and (iii) without the prior written consent of Seller, Buyer shall not (and shall not permit any subsidiary to), and Shareholder shall not cause or permit Buyer or any of its subsidiaries to, directly or indirectly, sell, pledge, transfer, assign, or otherwise dispose of any of the Restaurants or the Purchased Assets, other than assets disposed of in the ordinary course of business associated with the operation of the Restaurants. Notwithstanding anything to the contrary contained herein, Buyer may pay any installments which come due under any loan to Buyer from any shareholder or other corporation owned or controlled by any shareholder. Buyer shall provide information to Seller on the amount of any current loans to any such persons as of the Closing Date. Seller hereby expressly consents to the pledge of or security interest in any assets of Buyer in favor of its lender in connection with Buyer's financing of the transactions contemplated by this Agreement.

                           19.11 By-pass System.  At all times subsequent to the
date of Closing during which any amount of principal or accrued but unpaid interest under the Promissory Note remains outstanding or during which Seller remains liable under any Leased Properties or Equipment Lease Agreements, Buyer shall use Denny's Inc. "By-pass" system for all credit card transactions.

                  Section 20. Post Closing Covenants of Seller.

                           Seller shall be responsible  for all  obligations and
liabilities of Seller with respect to any employees employed at the Restaurants arising prior to the Closing Date, including, but not limited to, all such obligations of Seller for salaries, vacation and holiday pay, severance payments, bonuses, retirement benefits, welfare benefits, and other forms of compensation, benefits, or other payments or liabilities of Seller arising under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986.

                  Section 21. Termination.

                           21.1 Right to Terminate.  Notwithstanding anything to
the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or after March 15, 1998 (subject to the right of either Buyer or Seller, if it has satisfied all conditions precedent required of it by the Closing, to extend the Closing for up to thirty (30) days if the other party has not satisfied all conditions required of it by the Closing) (a) by Buyer if the conditions precedent set forth in Section 11 are not satisfied or waived in writing by Buyer; or (b) by Seller if the conditions precedent set forth in Section 12 are not satisfied or waived in writing by Seller.

                           21.2  Remedies.  No  party  shall be  limited  to the
termination right granted in Section 21.1 hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                                    (a)  Proceed  to Close.  Proceed  to Closing
despite the  nonfulfillment  of any  condition  precedent to its  obligation  to proceed to Closing, it being understood that the consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty, or covenant or of any party's rights and remedies with respect thereto.

                                    (b) Decline to Close.  Decline to proceed to
Closing, terminate this Agreement as provided in Section 21.1 hereof, and thereafter seek damages as limited by, and only to the extent permitted in,
Section 21.3 hereof.

                           21.3  Right  to  Damages.   If  this   Agreement   is
terminated pursuant to this Section 21, no party hereto shall have any liability or obligation to the other; provided, however, that each party shall remain liable for (a) any willful breach of any of the party's representations, warranties, and covenants contained in this Agreement, and (b) any willful failure by the party to perform any of its or their obligations or agreements contained in this Agreement, in which case the party shall be liable for all of the other parties' out-of-pocket costs and expenses which were incurred in connection with the negotiations and preparation of this Agreement and all of the other documents related to this transaction and those costs and expenses which are incurred by the other party in pursuing such rights and remedies (including reasonable attorneys' fees), in an amount not to exceed Two Hundred Thousand Dollars ($200,000).

                           21.4 Return of Documents on Termination. In the event
of a termination, (i) Buyer and Shareholder agree to return to Seller any and all documents and copies and extracts therefrom that Buyer or Shareholder obtained pursuant to this Agreement, and (ii) Seller agrees to return to Buyer and Shareholder any and all documents and copies and extracts therefrom that Seller obtained pursuant to this Agreement.

                  Section 22. General Provisions.

                           22.1  Definition  of  Knowledge.   As  used  in  this
Agreement, (i) the term "knowledge" with respect to any natural person shall mean such person's actual knowledge, without inquiry, and (ii) the term "knowledge" with respect to any corporation shall mean the actual knowledge, without inquiry, of such corporation's executive officers.

                           22.2 Notices.  All notices,  requests,  demands,  and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                             (a) If to Buyer or Shareholder:

                                 Olajuwon Holdings, Inc.
                                 10375 Richmond Avenue, Suite 1105
                                 Houston, Texas 77042
                                 Attention: Mr. Akinola Olajuwon
                                 Phone:  713-266-2120
                                 FAX: 713-266-2005

                                 with a copy to:

                                 Dishongh & Thompson, A Professional Corporation 800 Gessner
                                 Suite 1200
                                 Houston, Texas 77024
                                 Attention:  Bartt G. Thompson, Esq.
                                 Phone:  713-932-9998
                                 FAX:  713-932-6124

                             (b) If to Seller:

                                 DenAmerica Corp.
                                 7373 N. Scottsdale Road, Suite D-120
                                 Scottsdale, Arizona 85253
                                 Attention:  Robert J. Gentz
                                 Phone:  (602) 483-7055
                                 FAX:  (602) 483-9592

                                 with a copy to:

                                 O'Connor, Cavanagh, Anderson,
                                 Killingsworth & Beshears, P.A.
                                 One East Camelback, Suite 1100
                                 Phoenix, Arizona 85012
                                 Attention: Robert S. Kant, Esq.
                                 Phone:  (602) 263-2606
                                 FAX:  (602) 263-2900

                           Any   party   may   alter   the   address   to  which
communications  or  copies  are to
be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                           22.3 Public Announcements. Any public announcement or
similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Seller and Buyer mutually agree upon. Notwithstanding the foregoing, prior to the Closing, unless consented to by Seller in advance, each of the parties to this Agreement shall, and shall cause their officers, directors, shareholders, managers, employees, partners, and affiliates to, keep this Agreement strictly confidential and shall not make any disclosure of this Agreement to any person except to the extent required to comply with the terms of this Agreement; provided, however, that Seller may make any public disclosure that it believes in its good faith to be required by applicable law or the regulations of the Securities and Exchange Commission or the American Stock Exchange.

                           22.4 Binding  Nature of Agreement,  Assignment.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer its or his rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement is intended to confer any rights or benefits to any third party.

                           22.5 Entire Agreement.  This Agreement  together with
the exhibits and schedules hereto contains the entire agreement and among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           22.6 Controlling  Law; Venue.  This Agreement and all
questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary. In the event there is any dispute arising under any provisions of this Agreement, whether in a court of law or otherwise, the parties agree that the venue for such dispute shall be in Maricopa County, Arizona.

                           22.7  Schedules  and  Exhibits.   All  Schedules  and
Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. The form of any such Schedule or Exhibit may be delivered by the parties after the execution of this Agreement and shall be as mutually agreed by the parties.

                           22.8  Indulgences,  Not Waivers.  Neither the failure
nor any delay on the part of a party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                           22.9  Attorneys'  Fees.  The party  prevailing in any
legal proceeding hereunder shall be entitled to recover from the other party or parties all costs, expenses and attorneys' fees incurred in connection with the enforcement of its rights and remedies. For the purpose of this Section 22.9 the "prevailing party" shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of a defendant or respondent, one who is successful in denying substantially all of the relief sought by a claimants.

                           22.10  Costs  and  Expenses.   Except  as  set  forth
elsewhere in this Agreement, Seller, Buyer and Shareholder shall each be responsible for and shall pay its or his costs and expenses (including, but not limited to, the fees and disbursements of counsel and accountants) incurred in connection with (i) the negotiation and preparation of this Agreement and such other agreements and documents as maybe necessary to consummate the transactions contemplated hereby, including, but not limited to, all costs and expenses incurred in obtaining any consents or approvals from landlords, lenders, creditors and their respective counsel in connection with the transactions contemplated hereby, and (ii) the Closing under this Agreement and all matters incident thereto. Notwithstanding the foregoing, Buyer shall pay any charges levied by the Denny's franchisor. Each party shall be responsible for and shall pay any taxes or few properly levied on it with respect to the transfer of the Purchased Assets.

                           22.11 Execution in  Counterparts.  This Agreement may
be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

                           22.12  Provisions  Separable.  The provisions of this
Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           22.13 Number of Days. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and bank holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or bank holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or bank holiday.

                           22.14  Construction.  The parties hereto  acknowledge
that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and that each of them and its counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits or schedules hereto or thereto.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                       BUYER:

                                       OLAJUWON HOLDINGS, INC.,
                                       a Texas corporation


                                       By: /s/ Akinola S. Olajuwon
                                         ----------------------------------
                                       Akinola S. Olajuwon, President


                                       SHAREHOLDER:


                                       /s/ Akinola S. Olajuwon
                                       ------------------------------------
                                       AKINOLA OLAJUWON


                                       SELLER:

                                       DENAMERICA CORP., a Georgia corporation


                                       By: /s/ Jack Lloyd
                                          ---------------------------------
                                       Jack Lloyd, Chief Executive Officer